SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2001

GUILFORD PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23736	52-1841960

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6611 Tributary Street Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

Exhibit Index is on page 4.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

      Guilford Pharmaceuticals Inc. announced today that Amgen (NASDAQ: AMGN) has elected to terminate its agreement with Guilford and return all rights to the neuroimmunophilin ligand technology it licensed from Guilford in 1997. A press release containing additional information was issued today and is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUILFORD PHARMACEUTICALS INC.

Dated:	September 19, 2001	By:	/s/ Thomas C. Seoh Thomas C. Seoh Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit

Number	Exhibit Description	Page

99.1	Press Release dated September 19, 2001	5